Exhibit 99.1

PAMRAPO BANCORP, INC. REPORTS FIRST QUARTER 2010 RESULTS

BAYONNE, N.J., May 11, 2010 — Pamrapo Bancorp, Inc. (NASDAQ: PBCI) (the “Company”) today announced a net loss for the quarter ended March 31, 2010.

The net loss for the first quarter of 2010 amounted to $190,000 or $0.04 per share, as compared to net income of $438,000 or $0.09 per share for the first quarter of 2009. The decrease in net income for the 2010 quarter was primarily due to a $621,000 decrease in total non-interest income, a $357,000 increase in non-interest expenses, partly offset by a $327,000 decrease in income taxes. The $621,000 decrease in total non-interest income primarily relates to a $492,000 gain on sale of the Fort Lee Branch in the first quarter of 2009. The $357,000 increase in non-interest expenses was primarily driven by a $410,000 increase in professional fees, a $303,000 increase in FDIC premiums, partly offset by a decrease of $452,000 in salaries and employee benefits.

The increase in professional fees during the current quarter, as compared to the same 2009 period, was predominately due to expenses incurred for legal, accounting and other professional services as a result of the federal grand jury investigation discussed below, fees paid to consultants that Pamrapo Savings Bank, S.L.A. (the “Bank”), the wholly owned subsidiary of the Company, engaged as a result of a cease and desist order issued by the Office of Thrift Supervision (the “OTS”), effective September 26, 2008, and a cease and desist order issued by the OTS, effective January 21, 2010. FDIC premiums expense increased as a result of an increase in premium rates, while salaries and benefits decreased due to lower pension, medical and salary expenses.

During the three months ended March 31, 2010 and 2009, the Bank provided $700,000 and $525,000, respectively, as a provision for loan losses. The increase in the provision for loan losses was primarily due to an increase in the Bank’s non-performing loans, loans delinquent ninety days or more, which totaled $24.7 million or 5.8% of total assets at March 31, 2010, compared to $16 million or 3.70% of total assets at March 31, 2009. At March 31, 2010, $7.0 million of non-performing loans were accruing interest and $17.7 million were on non-accrual status.

The Bank continues to be well-capitalized as of March 31, 2010 with a tier one capital ratio of 9.06% as compared to the minimum regulatory requirement of 4.0%.

The Company’s book value per share at March 31, 2010 was $9.74.

Recent Developments

On March 29, 2010, the Bank entered into a plea agreement with the United States Attorney’s Office for the District of New Jersey and the U.S. Department of Justice (collectively, the “United States”) to resolve a previously disclosed investigation into the Bank’s Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) compliance program. The plea agreement was approved by the Bank and the United States, and was accepted by the United States District Court for New Jersey.

Under the agreement, the Bank pleaded guilty to a criminal information charging it with a single count of conspiracy to fail to file Currency Transaction Reports and Suspicious Activity Reports and to fail to establish an adequate anti-money laundering program as required by the Bank Secrecy Act and its implementing regulations (the “Information”). The Bank forfeited $5 million to the United States.

According to the terms of the plea, the United States has agreed that it will not bring any additional criminal charges against the Bank in connection with the criminal conduct alleged in the Information. On March 29, 2010, the Bank agreed to a consent order and payment of a civil money penalty of $5 million assessed concurrently by the OTS relating to the Bank’s BSA/AML compliance controls. The penalty does not require a separate payment to the OTS or United States from the amount forfeited pursuant to the agreement with the United States. The Bank has not yet entered into a consent order with the Financial Crimes Enforcement Network.

Reserves totaling $5 million for the forfeiture and the concurrent OTS civil money penalty were previously established by the Bank as reported in Forms 8-K filed with the Securities and Exchange Commission on June 23, 2009 and December 7, 2009.

About Pamrapo Bancorp

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Jersey City, Hoboken, and Monroe, New Jersey.

Forward-Looking Statements

This press release may include certain forward-looking statements based on current management expectations. The actual results of the Company could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of loan and investment portfolios of Pamrapo Savings Bank, S.L.A., the Company’s wholly-owned subsidiary, changes in accounting principles, policies or guidelines, on going litigation, government investigations and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT

Robert A. Hughes

Investor Relations

201-339-4600

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

COMPARATIVE STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(In Thousands)

	March 31, 2010	December 31, 2009
ASSETS
Cash and amounts due from depository institutions	$3,349	$4,037
Interest-bearing deposits in other banks	16,687	17,736

Cash and Cash Equivalents	20,036	21,773

Securities available for sale	714	712
Investment securities held to maturity	11,334	11,337
Mortgage-backed securities held to maturity	80,968	87,751
Loans receivable	420,248	421,049
Foreclosed real estate	789	384
Premises and equipment	2,533	2,615
Federal Home Loan Bank of New York stock	3,621	3,396
Interest receivable	2,772	2,650
Deferred Tax Asset	5,204	4,896
Other assets	1,200	1,237

Total Assets	$549,419	$557,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Non-interest bearing	$36,714	$35,252
Interest bearing	398,585	409,240
Advances from Federal Home Loan Bank of New York	56,000	51,000
Advance payments by borrowers for taxes and insurance	3,365	3,261
Other liabilities	6,678	10,812

Total Liabilities	501,342	509,565

Stockholders’ Equity:
Preferred stock; 3,000,000 shares authorized; none issued and outstanding	—	—
Common Stock; $0.01 par value; 25,000,000 shares authorized; 6,900,000 shares issued; 4,935,542 shares outstanding for 2010 and 2009	69	69
Paid-in capital	19,340	19,340
Retained earnings	53,849	54,039
Accumulated other comprehensive loss	(1,641)	(1,673)
Treasury stock, at cost; 1,964,458 shares for 2010 and 2009	(23,540)	(23,540)

Total Stockholders’ Equity	48,077	48,235

Total Liabilities and Stockholders’ Equity	$549,419	$557,800

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In Thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Interest income:
Loans	$6,180	$6,764
Mortgage-backed securities	966	1,305
Investments	232	234
Other interest-earning assets	51	36

Total Interest Income	7,429	8,339

Interest expense:
Deposits	1,556	2,407
Advances and other borrowed money	634	891

Total Interest Expense	2,190	3,298

Net Interest Income	5,239	5,041
Provision for Loan Losses	700	525

Net Interest Income after Provision for Loan Losses	4,539	4,516

Non-Interest Income:
Fees and service charges	255	251
Gain on sale of branch	—	492
Commissions from sale of financial products	—	83
Other	39	89

Total Non-Interest Income	294	915

Non-Interest Expenses:
Salaries and employee benefits	1,608	2,060
Net occupancy expense of premises	313	330
Equipment	294	311
Advertising	41	50
Professional fees	1,637	1,227
Losses on foreclosed real estate	6	8
Federal Deposit Insurance premiums	402	99
Merger expenses	165	—
Other	622	646

Total Non-Interest Expenses	5,088	4,731

Income (loss) before Income Taxes	(255)	700
Income Tax Expense (Benefit)	(65)	262

Net Income (Loss)	$(190)	$438

Net Income (Loss) per Common Share
Basic	$(0.04)	$0.09
Diluted	$(0.04)	$0.09

Weighted Average Number of Common Shares outstanding
Basic	4,935	4,935

Diluted	4,935	4,935

Dividends per Common Share	$0.00	$0.15